UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

Oxygen Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway

Durham, NC 27713

(Address of principal executive offices) (Zip Code)

919-806-4530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2010, Oxygen Biotherapeutics, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) relating to the sale by the Company of 1,724,138 units to certain institutional investors pursuant to a registered direct offering (the “Offering”), at a purchase price of $2.90 per unit (each, a “Unit” and collectively, the “Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and a warrant to purchase 0.425 shares of Common Stock (each, a “Warrant” and collectively, the “Warrants”). The Warrants have a five-year term from the date of issuance, are exercisable on or after the date of issuance, and are exercisable at an exercise price of $5.32 per share of Common Stock.

The sale of the Units is being made pursuant to subscription agreements, dated May 4, 2010 (the “Subscription Agreements”), with each of the investors. The Offering is expected to be completed on May 7, 2010, subject to customary closing conditions.

The aggregate net proceeds to the Company, after deducting placement agent fees and other estimated offering expenses payable by the Company, are expected to be approximately $4.4 million. The Placement Agent will receive a placement fee equal to 6.5% of the gross proceedings of the Offering. The Company will also reimburse the Placement Agent in connection with the Offering, which shall not exceed the lesser of (i) $75,000, less a $25,000 cash advance for expenses, or (ii) 8% of the gross proceeds received by us from the Offering, less the Placement Agent’s placement fee and the $25,000 cash advance for expenses. The Placement Agency Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered.

The Placement Agency Agreement, the Form of Warrant, and the Form of Subscription Agreement are filed as Exhibits 1.1, 4.1, and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

The Units were offered and sold pursuant to a prospectus supplement dated May 4, 2010 and an accompanying prospectus dated April 14, 2010, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-165733).

Item 8.01	Other Events

On May 4, 2010, the Company issued a press release announcing the Offering described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, in connection with the Offering, the Company updated and consolidated the risk factor discussion contained in its reports filed under the Securities Exchange Act of 1934, as amended. A copy of the updated risk factors is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Placement Agency Agreement, dated May 4, 2010, between Oxygen Biotherapeutics, Inc. and Roth Capital Partners, LLC, as placement agent.
Exhibit 4.1	Form of Warrant
Exhibit 10.1	Form of Subscription Agreement
Exhibit 99.1	Press Release dated May 4, 2010

Exhibit 99.2	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	Oxygen Biotherapeutics, Inc.

	By:	/s/ Chris Stern
Christ Stern
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 1.1	Placement Agency Agreement, dated May 4, 2010, between Oxygen Biotherapeutics, Inc. and Roth Capital Partners, LLC, as placement agent.
Exhibit 4.1	Form of Warrant
Exhibit 10.1	Form of Subscription Agreement
Exhibit 99.1	Press Release dated May 4, 2010
Exhibit 99.2	Risk Factors